EXHIBIT 99
                          Joint Filer Information

Designated Filer:           Blum Capital Partners, L.P.
Statement for Month/Day/Year:   July 11, 2003
Issuer & Symbol:   Fair Isaac Corporation (FIC)
Address of each Reporting Person for this Form 4:
909 Montgomery Street, Suite 400, San Francisco, CA  94133
Relationship to Issuer of each Reporting Person:  10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

July 14, 2003.

RICHARD C. BLUM & ASSOCIATES, INC.    BLUM CAPITAL PARTNERS, L.P.
                                      By Richard C. Blum & Associates, Inc.,
                                          its general partner

By /s/ Murray A. Indick               By  /s/ Murray A. Indick
   Murray A. Indick, Partner,             Murray A. Indick, Partner,
     General Counsel                       General Counsel
     and Secretary                         and Secretary

BK CAPITAL PARTNERS IV, L.P.
STINSON CAPITAL PARTNERS, L.P.
STINSON CAPITAL PARTNERS II, L.P.
STINSON CAPITAL PARTNERS III, L.P.
STINSON CAPITAL PARTNERS (QP), L.P.
By   BLUM CAPITAL PARTNERS, L.P.,
      its general partner
By   Richard C. Blum & Associates, Inc.,
       its general partner


By  /s/ Murray A. Indick
    Murray A. Indick, Partner, General Counsel and Secretary

STINSON CAPITAL FUND (CAYMAN), LTD.
By BLUM CAPITAL PARTNERS, L.P., its
     investment advisor
By  Richard C. Blum & Associates, Inc.,
     its general partner


By  /s/ Murray A. Indick
    Murray A. Indick, Partner, General Counsel and Secretary

RICHARD C. BLUM


By  /s/ Murray A. Indick
    Murray A. Indick, Attorney-in-Fact